EXHIBIT 19
                                                                      ----------



                                                                    June 4, 2001

PrimeWest Energy Trust
PrimeWest Energy Inc.
PrimeWest Management Inc.
4700, 150 - 6th Avenue S.W.
Calgary, Alberta
T2P 3Y7

Dear Sirs:

                  RE:  OFFERING OF TRUST UNITS OF PRIMEWEST ENERGY TRUST
                  ------------------------------------------------------

         Scotia Capital Inc., TD Securities Inc., BMO Nesbitt Burns Inc., Merrill Lynch Canada Inc., RBC Dominion Securities Inc. and Yorkton Securities Inc. (collectively, the "Underwriters") understand that PrimeWest Energy Trust (the "Trust") proposes to issue and sell 8,600,000 Trust Units (as hereinafter defined) (the "Firm Units") of the Trust.

         The Underwriters further understand that PrimeWest Energy Inc. ("PrimeWest Energy") together with its subsidiaries owns certain oil and gas assets and has granted the Royalty (as hereinafter defined) to the Trust. The Underwriters also understand that PrimeWest Management Inc. (the "Manager") is the manager of the Trust and provides administrative and other services to the Trust.

         Based upon the foregoing and subject to the terms, conditions, representations and warranties contained herein, the Underwriters hereby severally and not jointly, in the respective percentages hereinafter set forth, offer to purchase from the Trust and, by its acceptance hereof, the Trust agrees to sell to the Underwriters at the Closing Time (as hereinafter defined) all, but not less than all, of the Firm Units for a purchase price of $9.60 per unit.

         Upon and subject to the terms and conditions contained herein, the Trust hereby grants to the Underwriters an over-allotment option (the "Option") to purchase up to an additional 1,290,000 Trust Units (the "Option Units") at the same price per unit as the Firm Units for the sole purpose of covering over-allotments, if any, in connection with the sale of the Firm Units and for the purposes of market stabilization. The Option may be exercised, in whole or in part, at any time prior to 5:00 p.m. (Calgary time) on the 30th day following the Closing Date (as hereinafter defined) by written notice from Scotia Capital Inc. on behalf of the Underwriters to the Trust setting forth the aggregate number of Option Units to be purchased. As used herein, the term "Offered Units" means the Firm Units and, if the Option is exercised, also includes the Option Units that the Underwriters elect to purchase pursuant to the exercise of the Option.

         The Trust shall pay or cause to be paid to the Underwriters, at the Closing Time, a fee of $0.48 per Offered Unit (except in respect of 600,000 Trust Units to be purchased by the Manager for which no fee shall be payable to the Underwriters), in consideration of the services to be rendered by the Underwriters in connection with their purchase of the Offered Units.



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                              TERMS AND CONDITIONS

         The following are the terms and conditions of the agreement among the Trust, the Manager, PrimeWest Energy and the Underwriters:

1.       DEFINITIONS AND INTERPRETATION

1.1      In this Agreement, unless the context otherwise requires:

         (a) "AGREEMENT", "HERETO", "HEREIN", "HEREBY", "HEREUNDER", "HEREOF" and similar expressions mean and refer to, respectively, the agreement among the Trust, the Manager, PrimeWest Energy and the Underwriters resulting from the acceptance by the Trust, the Manager and PrimeWest Energy of the offer made by the Underwriters by this letter and not to any particular paragraph or other part of this Agreement;

         (b)      "ASC" means the Alberta Securities Commission;

         (c) "AUDITORS" means PricewaterhouseCoopers LLP as auditors of the Trust;

         (d) "BUSINESS DAY" means any day of the year other than a Saturday or Sunday, on which banks are open for business in Calgary, Alberta;

         (e)      "CLAIM" has the meaning ascribed thereto in section 10.2;

         (f) "CLOSING DATE" means June 22, 2001 or such earlier date as the parties hereto may agree;

         (g) "CLOSING TIME" means 7:00 a.m. (Calgary time) on the Closing Date or such other time on such date as the parties hereto may mutually agree;

         (h) "CO-LEAD UNDERWRITERS" means Scotia Capital Inc. and TD Securities Inc.;

         (i) "CREDIT AGREEMENTS" means (i) the Loan Agreement dated May 10, 2001 among the Trust, PrimeWest Energy, PrimeWest Resources Ltd., PrimeWest Royalty Corp. and PrimeWest Oil and Gas Corp., as borrowers, Canadian Imperial Bank of Commerce, The Bank of Nova Scotia, The Toronto-Dominion Bank, Royal Bank of Canada, Bank of Montreal and those other financial institutions which thereafter become lenders under the agreement, as lenders, and Canadian Imperial Bank of Commerce, as Administrative Agent, and (ii) the Operating Loan Agreement dated May 10, 2001 among the Trust, PrimeWest Energy, PrimeWest Resources Ltd., PrimeWest Royalty Corp. and PrimeWest Oil and Gas Corp., as borrowers, and Canadian Imperial Bank of Commerce, as lender;

         (j) "DECLARATION OF TRUST" means the declaration of trust dated August 2, 1996 among the settlor of the Trust, PrimeWest Energy and Montreal Trust Company of Canada, as the initial trustee, as amended by the First Supplemental Amending

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                  Agreement dated October 15, 1996, the Second Supplemental
                  Amending Agreement dated June 30, 1998, the Third Supplemental Amending Agreement dated May 18, 1999, the Transfer, Assignment and Assumption Agreement dated July 19, 1999, the Fourth Supplemental Amending Agreement dated July 19, 1999, the Fifth Supplemental Amending Agreement dated May 30, 2000 and the Sixth Supplemental Amending Agreement dated March 1, 2001;

         (k) "DISTRIBUTION" means "distribution" or "distribution to the public", as the case may be, as those terms are defined under relevant Securities Laws in any of the Provinces, and "distribute" has a corresponding meaning;

         (l)      "EXCHANGE" means The Toronto Stock Exchange;

         (m) "FINAL MRRS DECISION DOCUMENT" means the decision document issued in accordance with the Mutual Reliance Review System evidencing that final receipts for the Prospectus have been issued for each of the Provinces;

         (n) "FINANCIAL INFORMATION" means, collectively, the audited consolidated financial statements of the Trust for the year ended December 31, 2000 and the interim unaudited consolidated financial statements of the Trust for the three month period ended March 31, 2001 and the unaudited pro forma consolidated financial statements of the Trust for the year ended December 31, 2000;

         (o) "GLJ REPORTS" means the reports prepared by Gilbert Laustsen Jung Associates Ltd., independent petroleum engineers, evaluating as at January 1, 2001 the crude oil, natural gas, natural gas liquids and sulphur reserves attributable to PrimeWest Energy's properties and the properties of Cypress Energy Inc., as such reports are referred to in the Trust's Renewal Annual Information Form for the year ended December 31, 2000;

         (p)      "INDEMNIFIED PARTIES" has the meaning ascribed thereto in
                  section 10.1;

         (q)      "INDEMNITORS" has the meaning ascribed thereto in section
                  10.1;

         (r) "MANAGEMENT AGREEMENT" means the management agreement dated October 16, 1996 among the Manager, PrimeWest Energy and the Trustee as amended by the First Supplemental Amending Agreement dated March 31, 1997 and the Second Supplemental Agreement dated June 30, 1998;

         (s) "MATERIAL CHANGE" means any change in respect of the Trust, the Manager, PrimeWest Energy or their respective ownership or capital or the respective assets of the Trust, PrimeWest Energy or PrimeWest Energy's subsidiaries that would reasonably be expected to have a significant effect on the market price or value of any of the Trust Units or affect the ability of the Manager to manage the Trust and PrimeWest Energy and includes a decision by PrimeWest Energy to implement such a change made by the board of directors of PrimeWest Energy or by the Manager if the Manager believes that confirmation of the decision by the board of directors of PrimeWest Energy is probable;
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         (t)      "MATERIAL FACT" means, in relation solely to the Preliminary
                  Prospectus, the Prospectus or a Prospectus Amendment, a fact that affects or would reasonably be expected to have an effect on the market price or value of the Offered Units;

         (u) "MISREPRESENTATION" means, with respect to circumstances in which the Securities Laws of a particular province are applicable, a misrepresentation as defined under the Securities Laws of that province and, if not so defined, or in circumstances in which no particular provincial laws are applicable, a misrepresentation as defined under the SECURITIES ACT (Alberta);

         (v) "MUTUAL RELIANCE REVIEW SYSTEM" means the mutual reliance review system provided for under National Policy 43-201 of the Canadian Securities Administrators;

         (w) "POP SYSTEM" means the prompt offering qualification system for the distribution of securities of certain issuers established pursuant to the Securities Laws and, in particular (except with respect to the Province of Quebec), pursuant to National Instrument 44-101 of the Canadian Securities Administrators;

         (x) "PRELIMINARY MRRS DECISION DOCUMENT" means the decision document issued in accordance with the Mutual Reliance Review System evidencing that receipts for the Preliminary Prospectus have been issued for each of the Provinces;

         (y) "PRELIMINARY PROSPECTUS" means the preliminary prospectus to be dated June 6, 2001 of the Trust (in both the English and French language versions thereof, unless the context otherwise requires) relating to the offering of the Offered Units and, unless the context otherwise requires, includes all documents incorporated therein by reference;

         (z) "PROSPECTUS" means the (final) prospectus of the Trust (in both the English and French language versions thereof, unless the context otherwise requires) relating to the offering of the Offered Units and, unless the context otherwise requires, includes all documents incorporated therein by reference;

         (aa) "PROSPECTUS AMENDMENT" means the English and French language versions of any amendment to the Prospectus, other than merely by incorporation by reference into the Preliminary Prospectus or the Prospectus of Subsequent Disclosure Documents;

         (bb) "PROSPECTUSES" means the Preliminary Prospectus and the Prospectus;

         (cc)     "PROVINCES" means the provinces of Canada;

         (dd) "ROYALTY" means the royalty payable by PrimeWest Energy, PrimeWest Resources Ltd., PrimeWest Royalty Corp. and PrimeWest Oil and Gas Corp. to the Trust pursuant to the Royalty Agreement;

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                                     - 5 -


         (ee) "ROYALTY AGREEMENTS" means collectively, (i) the royalty agreement dated October 16, 1996 between PrimeWest Energy and the Trustee as amended by the First Supplemental Amending Agreement dated June 30, 1998, (ii) the royalty agreement dated as of November 8, 1999 between PrimeWest Resources Ltd. and the Manager for and on behalf of the Trust, (iii) the royalty agreement dated as of July 20, 2000 between PrimeWest Royalty Corp. and the Manager for and on behalf of the Trust, and (iv) the royalty agreement dated as of March 28, 2001 between PrimeWest Oil and Gas Corp. and the Manager for and on behalf of the Trust;

         (ff) "SECURITIES COMMISSIONS" means the securities commissions or other securities regulatory authorities in the Provinces;

         (gg) "SECURITIES LAWS" means, collectively, all applicable securities laws of each of the Provinces and the respective regulations and rules thereunder together with all applicable published orders and rulings of the Securities Commissions in the Provinces;

         (hh)     "SELLING FIRMS" has the meaning ascribed thereto in section
                  9.1;

         (ii) "SUBSEQUENT DISCLOSURE DOCUMENTS" means any financial statements, information circulars, annual information forms, material change reports or other documents issued by the Trust after the date of this Agreement which are incorporated by reference into the Prospectus;

         (jj) "TO THE BEST OF THE KNOWLEDGE, INFORMATION AND BELIEF OF" means (unless otherwise expressly stated) a statement of the declarant's knowledge of the facts or circumstances to which such phrase relates, after having made due inquiries and investigations in connection with such facts and circumstances;

         (kk) "TRUST UNITS" means fractional undivided interests in the Trust;

         (ll) "TRUSTEE" means The Trust Company of Bank of Montreal, the trustee of the Trust;

         (mm) "UNANIMOUS SHAREHOLDER AGREEMENT" means the unanimous shareholder agreement dated October 16, 1996 among the Manager, PrimeWest Energy and the Trustee;

         (nn) "UNDERWRITERS' INFORMATION" means, in respect of the Prospectus, any statements contained therein relating solely to and furnished by the Underwriters;

         (oo) "UNDERWRITERS' FEE" means the fee to be paid to the Underwriters under this Agreement;

         (pp) "UNITED STATES" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

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         (qq)     "UNITHOLDERS" means holders of Trust Units; and

         (rr) "WRAP" means the information memorandum in respect of the distribution of Offered Units to certain investors in the United States.

1.2 Unless otherwise stated, any reference in this Agreement to any section, paragraph, subparagraph or schedule shall refer to a section, paragraph, subparagraph or schedule of this Agreement.

1.3 Words importing the singular number only shall include the plural and vice versa, and words importing the use of any gender shall include all genders.

2.       FILING OF PROSPECTUS

2.1 The Trust represents and warrants that it is eligible to make use of the POP System for the distribution of the Offered Units.

         The Trust shall:

         (a)      not later than June 6, 2001, have:

                  (i) prepared and filed the Preliminary Prospectus (in the English and French languages, as appropriate) and other documents required under the Securities Laws with the Securities Commissions and designated the ASC as the principal regulator;

                  (ii) obtained a preliminary MRRS Decision Document from the ASC, evidencing that a receipt has been issued for the Preliminary Prospectus in each Province;

         (b) forthwith after any comments with respect to the Preliminary Prospectus have been received from the Securities Commissions, but not later than June 14, 2001 (or such later date as may be agreed to in writing by the Trust, PrimeWest Energy, the Manager and the Underwriters), have:

                  (i) prepared and filed the Prospectus (in the English and French languages) and other documents required under the Securities Laws with the Securities Commissions; and

                  (ii) obtained a final MRRS Decision Document from the ASC, evidencing that a receipt has been issued for the Prospectus in each Province, or otherwise obtained a receipt for the Prospectus from each of the Securities Commissions;

                  and otherwise fulfilled all legal requirements to enable the Offered Units to be offered and sold to the public in each of the Provinces through the Underwriters or any other investment dealer or broker registered in the applicable Province; and

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                                     - 7 -


         (c) until the completion of the distribution of the Offered Units, promptly take all additional steps and proceedings that from time to time may be required under the Securities Laws to continue to qualify the Offered Units for distribution or, in the event that the Offered Units have, for any reason, ceased to so qualify, to again qualify the Offered Units for distribution.

2.2 Prior to the filing of the Prospectuses and, during the period of distribution of the Offered Units prior to the filing with any Securities Commissions of any Subsequent Disclosure Documents or Prospectus Amendment, the Trust shall have allowed the Underwriters and their counsel to participate fully in the preparation of, and to approve the form of, such documents (including, without limitation, the Wrap) and to have reviewed any documents incorporated by reference therein.

2.3 During the period from the date hereof until completion of the distribution of the Offered Units, the Trust shall allow the Underwriters to conduct all due diligence which they may reasonably require in order to fulfil their obligations as underwriters and in order to enable the Underwriters responsibly to execute the certificates required to be executed by them in the Prospectuses or in any Prospectus Amendment.

3.       DELIVERY OF PROSPECTUS AND RELATED DOCUMENTS

3.1 The Trust shall deliver or cause to be delivered to the Underwriters and the Underwriters' counsel the documents set out below at the respective times indicated:

         (a) prior to or contemporaneously, as nearly as practicable, with the filing with the Securities Commissions of each of the Preliminary Prospectus and the Prospectus:

                  (i) copies of the Preliminary Prospectus and the Prospectus, each in the English and French languages, signed as required by the Securities Laws; and

                  (ii) copies of any documents incorporated by reference therein which have not previously been delivered to the Underwriters;

         (b) as soon as they are available, copies of the English and French language versions, as applicable, of any Prospectus Amendment required to be filed under any of the Securities Laws, signed as required by the Securities Laws and including copies of any documents or information incorporated by reference therein which have not been previously delivered to the Underwriters;

         (c) at the respective times of delivery to the Underwriters and their counsel pursuant to this section 3.1 of the French language version of the Preliminary Prospectus and the Prospectus;

                  (i) an opinion of counsel in Quebec addressed to the Trust and the Underwriters and dated the date of the Preliminary Prospectus and the Prospectus, respectively, to the effect that the French language version thereof and of any documents incorporated therein by reference (except

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                                     - 8 -


                           for any financial statements and financial information which are the subject of the opinion of the Auditors referred to below, as to which no opinion need to be expressed by Quebec counsel) is in all material respects a complete and proper translation of the English language version thereof and that the English and French language versions are not susceptible of any materially different interpretation with respect to any material matter contained therein; and

                  (ii) an opinion of the Auditors and opinions of the auditors of Reserve Royalty Corporation ("Reserve Royalty") and Cypress Energy Inc. ("Cypress") addressed to the Trust and the Underwriters and dated the date of the Preliminary Prospectus and the Prospectus, respectively, to the effect that the French language version of the financial statements and financial information set forth therein or incorporated therein by reference and as to which no opinion has been expressed by Quebec counsel is in all material respects a complete and proper translation of the English language version thereof and that the English and French language versions thereof are not susceptible of any materially different interpretation with respect to any material matter contained therein;

         (d)      at the time of delivery to the Underwriters pursuant to this section 3.1 of the Prospectus, a comfort letter from the Auditors dated the date of the Prospectus and satisfactory in form and substance to the Underwriters, with respect to the financial and accounting information contained in or incorporated by reference into the Prospectus, which comfort letter shall be based on a review by the Auditors having a cut-off date of not more than two Business Days prior to the date of the comfort letter and shall be in addition to any comfort letters which must be filed with securities regulatory authorities pursuant to applicable Securities Laws; and

         (e)      at the time of delivery to the Underwriters pursuant to this section 3.1 of the Prospectus, if the Prospectus contains any financial statements of Cypress or Reserve Royalty, comfort letters from the auditors of Cypress and Reserve Royalty, as the case may be, dated the date of the Prospectus and satisfactory in the form and substance to the Underwriters, with respect to the financial information relating to Cypress or Reserve Royalty contained in the Prospectus, which comfort letter(s) shall be based on a review having a cut-off date of not more than two Business Days prior to the date of the comfort letter and shall be in addition to any comfort letters which must be filed with securities regulatory authorities pursuant to applicable Securities Laws.

3.2 The delivery by the Trust to the Underwriters of the Preliminary Prospectus and the Prospectus shall constitute on the part of the Trust, the Manager and PrimeWest Energy a joint and several representation and warranty to, and covenant and agreement with, the Underwriters that:

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                                     - 9 -


         (a) the information and statements contained in the Preliminary Prospectus or the Prospectus, as the case may be (except any Underwriters' Information), constitutes full, true and plain disclosure of all material facts relating to the Offered Units; and

         (b) the Preliminary Prospectus or the Prospectus, as the case may be, does not contain a misrepresentation.

         Such delivery shall also constitute the Trust's consent to the use of the Preliminary Prospectus or the Prospectus, as the case may be, by the Underwriters in connection with the distribution of the Offered Units in the Provinces (and in the United States as contemplated herein).

4.       COMMERCIAL COPIES OF PROSPECTUS

4.1 The Trust shall cause to be delivered to the Underwriters, as soon as practicable and in any event not later than noon (local time) on the Business Day following of the date of the filing of the Preliminary Prospectus or the Prospectus, as the case may be, with the Securities Commissions, at offices in the cities of Vancouver, Calgary, Winnipeg, Toronto and Montreal designated by the Underwriters, the number of commercial copies of the Preliminary Prospectus and the Prospectus (and the Wrap as may be required) previously specified by the Underwriters in writing to the Trust.

4.2 The Trust shall from time to time deliver to the Underwriters as soon as practicable at the offices in the cities of Vancouver, Calgary, Winnipeg, Toronto and Montreal designated by the Underwriters the number of copies of documents incorporated, or containing information incorporated, by reference in the Prospectuses, and of any Subsequent Disclosure Documents or any Prospectus Amendment, which the Underwriters may from time to time request.

5.       MATERIAL CHANGES

5.1 During the period of distribution of the Offered Units, each of the Manager and PrimeWest Energy shall promptly notify the Co-Lead Underwriters in writing, with full particulars, of:

         (a) any change (actual, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or ownership of the Trust or PrimeWest Energy or PrimeWest Energy's subsidiaries, the control of PrimeWest Energy or the ability of the Manager to manage the Trust and PrimeWest Energy;

         (b) any change in any matter covered by a statement contained or incorporated by reference in the Preliminary Prospectus, the Prospectus or any Subsequent Disclosure Document or Prospectus Amendment; or

         (c)      the occurrence of any other fact or event;

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                                     - 10 -


         which change or occurrence is, or may be, of such a nature as to render the Preliminary Prospectus, the Prospectus or any Subsequent Disclosure Document or Prospectus Amendment misleading or untrue in any material respect or would result in any of such documents containing a misrepresentation or which would result in any of such documents not complying in any material respect with any of the Securities Laws or which change or occurrence would reasonably be expected to have a significant effect on the market price or value of the Offered Units. PrimeWest Energy and the Manager shall in good faith discuss with the Underwriters any change or occurrence (actual or proposed within the knowledge of PrimeWest Energy) which is of such a nature that there is reasonable doubt whether notice need be given to the Underwriters pursuant to this section 5.1 and, in any event, prior to making any filing referred to in section 5.3.

5.2 During the period of distribution of the Offered Units, each of the Manager and PrimeWest Energy shall promptly inform the Underwriters of the full particulars of:

         (a) any request of any Securities Commission for any amendment to the Preliminary Prospectus or the Prospectus or for any additional information;

         (b) the issuance by any Securities Commission or similar regulatory authority, the Exchange or any other competent authority of any order to cease or suspend trading of any securities of the Trust or of the institution or threat of institution of any proceedings for that purpose; and

         (c) the receipt by the Trust of any communication from any Securities Commission or similar regulatory authority, the Exchange or any other competent authority relating to the Preliminary Prospectus, the Prospectus or the distribution of the Offered Units.

5.3 PrimeWest Energy and the Manager shall cause the Trust to promptly, and in any event within any applicable time limitation, comply, to the reasonable satisfaction of the Underwriters and their counsel, with all applicable filing and other requirements under the Securities Laws arising as a result of any change referred to in section 5.1 above and shall prepare and file under all applicable Securities Laws, with all possible dispatch, and in any event within any time limit prescribed under applicable Securities Laws, any Subsequent Disclosure Document or Prospectus Amendment as may be required under applicable Securities Laws; provided that PrimeWest Energy and the Manager shall have allowed the Underwriters and their counsel to participate fully in the preparation of any Subsequent Disclosure Document or Prospectus Amendment, to have reviewed any other documents incorporated by reference therein and conduct all due diligence investigations which the Underwriters may reasonably require in order to fulfill their obligations as underwriters and in order to enable the Underwriters responsibly to execute the certificate required to be executed by them in any Prospectus Amendment and the Underwriters shall have approved the form of any Prospectus Amendment, such approval not to be unreasonably withheld and to be provided in a timely manner. The Trust shall further promptly deliver to each of the Underwriters and the Underwriters' counsel a copy of each Prospectus Amendment in the English and French languages and each Subsequent Disclosure Document in the English and French languages as filed with the Securities Commissions, and of


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                                     - 11 -


opinions and letters with respect to each such Prospectus Amendment and Subsequent Disclosure Document substantially similar to those referred to in sections 3.l(c), (d) and (e) above.

5.4 The delivery by the Trust to the Underwriters of each Prospectus Amendment and Subsequent Disclosure Document shall constitute on the part of the Trust, the Manager and PrimeWest Energy, a joint and several representation and warranty to, and covenant and agreement with, the Underwriters with respect to the Prospectus as amended, modified or superseded by such Prospectus Amendment or Subsequent Disclosure Document and by each Prospectus Amendment and Subsequent Disclosure Document previously delivered to the Underwriters as aforesaid, to the same effect as set forth in sections 3.2(a) and (b) above. Such delivery shall also constitute the Trust's consent to the use of the Prospectus, as amended or supplemented by any such document, by the Underwriters in connection with the distribution of the Offered Units in the Provinces (and in the United States as contemplated herein).

5.5 During the period of distribution of the Offered Units, the Trust insofar as it is reasonably able to do so will allow the Underwriters and their counsel to review any press releases to be issued by the Trust prior to the dissemination of the press releases to the public.

6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE TRUST, PRIMEWEST ENERGY AND THE MANAGER

6.1 Each of the Trust, PrimeWest Energy and the Manager represents, warrants and covenants to and with the Underwriters that:

         (a) the Trust has been properly created and organized and is validly existing as a trust under the laws of the Province of Alberta;

         (b) each of PrimeWest Energy, PrimeWest Energy's subsidiaries and the Manager has been duly incorporated and organized and is validly subsisting under the laws of the Province of Alberta;

         (c) the Trust has the requisite power, authority and capacity to issue Offered Units as provided for herein and to enter into this Agreement and to perform its obligations hereunder;

         (d) PrimeWest Energy has the authority to enter into this Agreement on behalf of the Trust and to execute and deliver, on behalf of the Trust, all other necessary documents in connection with the offering of the Offered Units;

         (e) each of the Trust, PrimeWest Energy, PrimeWest Energy's subsidiaries and the Manager has conducted and is conducting its business in compliance in all material respects with all applicable laws, regulations and rules, including without limitation all environmental laws, regulations and rules, of each jurisdiction in which its business is carried on and holds and maintains in good standing all necessary licences, leases, permits, authorizations and other approvals necessary to permit it to conduct its business or to own, lease or operate its properties and assets (including without limitation any rights or registrations relating to any intellectual property rights) except where the failure to obtain any licence, lease,

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                                     - 12 -


                  permit, authorization or other approval would not have a material adverse effect on the Trust, PrimeWest Energy or the Manager;

         (f) the Trust qualifies as a mutual fund trust under the INCOME TAX ACT (Canada) (the "Tax Act") and the Trust and PrimeWest Energy have conducted and will conduct their affairs so as to enable the Trust to continue to qualify as a mutual fund trust under the Tax Act, including (in the case of the Trust) by limiting its activities to investing the property of the Trust in the Royalty and other property in which a mutual fund trust is permitted by the Tax Act to invest, and the Trust will not carry on any other business;

         (g) PrimeWest Energy will not carry on business or undertake any activity except as permitted under its articles of incorporation, as from time to time in effect;

         (h) the Offered Units will at the Closing Time be duly and validly issued;

         (i) each of the Trust, PrimeWest Energy and the Manager has the necessary trust or corporate power and authority to execute and deliver the Preliminary Prospectus, the Prospectus, any Prospectus Amendment and any Subsequent Disclosure Document and all necessary trust or corporate action has been, or will at the appropriate time be, taken by each of the Trust, PrimeWest Energy and the Manager to authorize the execution and delivery by it of such documents and the filing thereof, as the case may be, in each of the Provinces under Securities Laws;

         (j) each of the Trust, PrimeWest Energy and the Manager has the necessary trust or corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to carry out the transactions contemplated hereby and by the Prospectus, and this Agreement has been duly authorized, executed and delivered by the Trust, PrimeWest Energy and the Manager and constitutes a legal, valid and binding obligation of the Trust, PrimeWest Energy and the Manager enforceable in accordance with its terms subject to the qualifications set forth in the opinion of counsel delivered pursuant to section 8.1(e);

         (k) the execution and delivery of this Agreement, the performance by the Trust, PrimeWest Energy and the Manager of their obligations hereunder, the sale by the Trust at the Closing Time of the Offered Units and the delivery of the Offered Units at the Closing Time do not and will not result in a breach of, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of, and do not and will not conflict with (i) any statute, rule or regulation applicable to the Trust, PrimeWest Energy, PrimeWest Energy's subsidiaries or the Manager, (ii) any terms, conditions or provisions of the articles, by-laws, constating documents or resolutions of the directors (or any committee thereof), shareholders or Unitholders, as the case may be, of the Trust, PrimeWest Energy, PrimeWest Energy's subsidiaries or the Manager which are in effect at the date hereof, (iii) any terms, conditions or provisions of any indenture, agreement or instrument to which any of the Trust, PrimeWest Energy, PrimeWest Energy's subsidiaries or the Manager is a party or by which it is contractually bound as at the date hereof or the Closing Date, or (iv) any judgment, decree or order of any court, governmental agency or body or regulatory authority having jurisdiction over or binding the Trust, PrimeWest Energy, PrimeWest Energy's subsidiaries or the Manager or their properties or assets; and will not result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Trust, PrimeWest Energy, PrimeWest Energy's subsidiaries or the Manager pursuant to any mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Trust, PrimeWest Energy, PrimeWest Energy's subsidiaries or the Manager is a party or by which it is bound or to which any of the property or assets of the Trust, PrimeWest Energy, PrimeWest Energy's subsidiaries or the Manager is subject;

         (l) the Trust is authorized to issue an unlimited number of Trust Units of which 103,141,613 are issued and outstanding as at the date hereof;

         (m) except such as shall have been made or obtained at or before the Closing Time under the Securities Laws, no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental agency or body or regulatory authority is required for the execution, delivery and performance by each of the Trust, PrimeWest Energy and the Manager of this Agreement, the sale of the Offered Units as contemplated herein, or the consummation by the Trust, PrimeWest Energy and the Manager of the transactions contemplated herein;

         (n) none of the Trust, PrimeWest Energy, PrimeWest Energy's subsidiaries or the Manager is in violation of its constating documents or by-laws; and each of the Trust, PrimeWest Energy, PrimeWest Energy's subsidiaries and the Manager is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound or to which any of its property or assets is subject;

         (o) no person has any agreement, option, right or privilege with or against the Trust, PrimeWest Energy or the Manager for the purchase, subscription or issuance of Trust Units or shares, issued or unissued, in the capital of PrimeWest Energy or the Manager except for (i) quarterly incentive payments payable to the Manager under the Management Agreement which are payable in Trust Units, (ii) 1,427,600 Trust Units issuable (as of May 31, 2001) pursuant to unit appreciation rights granted under the Trust's Trust Unit Incentive Plan, (iii) Trust Units issuable under the Trust's Distribution Reinvestment Plan,
                  (iv) Trust Units issuable pursuant to the exchange of Exchangeable Shares of PrimeWest Resources Ltd. which were issued in connection with the acquisition of Venator, and (v) Trust Units issuable pursuant to the exchange of Exchangeable Shares of PrimeWest Oil and Gas Corp. which were issued in connection with the acquisition of Cypress;

         (p) the Trust is not in default of any requirement of the SECURITIES ACT (Alberta) and the regulations thereunder, and has a similar status under the Securities Laws of each of the other Provinces;

         (q) the Financial Information is correct to the knowledge of the Trust, PrimeWest Energy and the Manager, and has been prepared in accordance with generally accepted accounting principles;

         (r) except as disclosed in the material change report of the Trust dated February 23, 2001, subsequent to December 31, 2000:

                  (i) there has not been any material change (financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Trust or PrimeWest Energy or PrimeWest Energy's subsidiaries; and

                  (ii) the Trust and PrimeWest Energy and PrimeWest Energy's subsidiaries have carried on business in the ordinary course;

         (s) there are no actions, suits or proceedings, whether on behalf of or against the Trust, PrimeWest Energy, any subsidiary of PrimeWest Energy or the Manager pending or, to the knowledge of the Trust, PrimeWest Energy or the Manager, threatened against or affecting the Trust, PrimeWest Energy or the Manager at law or in equity, before or by any court or federal, provincial, municipal or governmental or regulatory department, commission, board, bureau, agency or instrumentality, domestic or foreign which in any way materially adversely affect the business and affairs of the Trust or PrimeWest Energy or PrimeWest Energy's subsidiaries, on a consolidated basis;

         (t) none of the Trust, PrimeWest Energy and the Manager has any knowledge of any outstanding rights of first refusal or other preemptive rights of purchase which entitle any person to acquire any of the property or assets of PrimeWest Energy or any of its subsidiaries;

         (u) none of the Trust, PrimeWest Energy and the Manager has any knowledge of any material adverse change to the reserves reported on since the effective date of the GLJ Reports and none of the Trust, PrimeWest Energy and the Manager has any reason to believe that the GLJ Reports do not fairly present the determination of the oil and natural gas reserves of PrimeWest Energy and Cypress attributable to the properties evaluated in the GLJ Reports and the production profile and the costs associated therewith, as of the date thereof;

         (v) except as disclosed in the Financial Information, neither the Trust nor PrimeWest Energy has any material contingent liabilities;

         (w) PrimeWest Energy is in compliance with the terms and conditions of the Declaration of Trust, the Management Agreement, the Credit Agreements, the Royalty Agreements and the Unanimous Shareholder Agreement;

         (x) no order, ruling or determination having the effect of ceasing, suspending or restricting trading in any securities of the Trust or the sale of the Offered Units has been issued and no proceedings, investigations or inquiry for such purpose are pending or, to the knowledge of the Trust, PrimeWest Energy and the Manager, contemplated or threatened;

         (y) the Offered Units have attributes substantially as shall be set forth in the Prospectus;

         (z) the Trust shall not, prior to the Closing Date, declare a distribution which has a record date prior to the Closing Date or pay out any distributions other than: (i) the previously announced special distribution of $0.12 per Trust Unit and the regular monthly distribution of $0.10 per Trust Unit which is payable on June 15, 2001 to unitholders of record on May 31, 2001; and

         (aa) the only subsidiaries of PrimeWest Energy or the Trust which carry on an active business are PrimeWest Resources Ltd., PrimeWest Royalty Corp. and PrimeWest Oil and Gas Corp.

6.2 The Trust and PrimeWest Energy covenant and agree with and in favour of the Underwriters that the purchase price for the Offered Units (net of related costs) received by the Trust from the Underwriters will be used for the purposes described in the Prospectus.

7.       CLOSING

7.1 The closing of the purchase and sale of the Firm Units shall take place at the Closing Time at the offices of Stikeman Elliott in Calgary, Alberta. At the Closing Time the Trust shall deliver to the Underwriters a certificate representing the Offered Units registered in the name of "Scotia Capital Inc." or in such other name or names as Scotia Capital Inc. may notify the Trust not less than one Business Day before the Closing Date, against payment by the Underwriters to the Trust of the purchase price therefor less the amount of the Underwriters' Fee by certified cheque or bank draft in immediately available Canadian funds. Such certificate shall be immediately exchanged for certificates representing the same aggregate number of Offered Units which will be released that day at such of the principal offices of Computershare Trust Company of Canada in the cities of Calgary and Toronto and registered in such names as shall be designated in writing to Computershare Trust Company of Canada by the Underwriters or their agents in sufficient time prior to the Closing Date to permit such release. All such exchanges of certificates are to be made without cost to the Underwriters or the members of any selling group (other than applicable transfer taxes, if any).

8.       CONDITIONS PRECEDENT

8.1 The following are conditions precedent to the obligations of the Underwriters to close the transaction contemplated by this Agreement, which conditions each of the Trust, PrimeWest Energy and the Manager covenants to exercise its best efforts to have fulfilled at or prior to the Closing Time and which conditions may be waived in writing in whole or in part by the
Underwriters:

         (a) at the Closing Time, PrimeWest Energy (on its own behalf and on behalf of the Trust) and the Manager shall have delivered to the Underwriters a certificate, dated the Closing Date, signed by their respective Chief Executive Officers and Chief Financial Officers, or by such other officers as the Underwriters may approve, certifying that:

                  (i) the Trust, PrimeWest Energy and the Manager have complied in all material respects with all terms and conditions of this Agreement to be complied with by them at or prior to the Closing Time;

                  (ii) except for changes contemplated by this Agreement, the representations and warranties of the Trust, PrimeWest Energy and the Manager contained herein are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time;

                  (iii) no order, ruling or determination having the effect of ceasing, suspending or restricting trading in the Offered Units in any of the Provinces has been issued and no proceedings for such purpose are pending or, to the knowledge of the persons signing such certificate, contemplated or threatened; and

                  (iv) there has been no adverse material change, financial or otherwise, to such date in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Trust, PrimeWest Energy, PrimeWest Energy's subsidiaries or the Manager from that disclosed in the Prospectus or any Prospectus Amendment;

         (b) at the Closing Time, the Trust shall have furnished to the Underwriters evidence that the Offered Units have been conditionally approved for listing on the Exchange and will, as to the Offered Units issued on the Closing Date, be posted for trading at the opening of trading on the Closing Date;

         (c) at the Closing Time, the Underwriters shall have received a letter of the Auditors updating the letter referred to in section 3.1(d) above to the Closing Time, such letter to be in form and substance satisfactory to the Underwriters and their counsel, provided that such letter shall be based on a review by the Auditors having a cut-off date not more than two Business Days prior to the Closing Date;

         (d) at the Closing Time, if a letter referred to in section 3.1(e) above has previously been provided, the Underwriters shall have received a letter of the auditors of Cypress or Reserve Royalty, as the case may be, updating each letter referred to in section 3.1(e) above to the Closing Time, such letter to be in form and substance satisfactory to the Underwriters and their counsel, provided that such letter shall be based on a review having a cut-off date not more than two Business Days prior to the Closing Date;

         (e) at the Closing Time, the Underwriters shall have received an appropriate legal opinion, dated the Closing Date, from Quebec counsel as to compliance with the laws of Quebec relating to the use of the French language, which opinion shall be in form and substance satisfactory to the Underwriters' counsel; and

         (f) at the Closing Time, the Underwriters shall have received favourable legal opinions dated the Closing Date, on behalf of the Trust from Stikeman Elliott and Paul, Weiss, Rifkind, Wharton & Garrison (in respect of U.S. law matters) and on behalf of the Underwriters from Macleod Dixon LLP, with respect to all such matters as the Underwriters may reasonably request, including, without limitation, the issue of the Offered Units and their offering and sale as contemplated by the Prospectus.

8.2 It is understood that counsel for the Underwriters may rely on the opinions of counsel for the Trust as to matters which relate specifically to the Trust and that counsel for the Trust and the Underwriters may rely upon the opinions of local counsel as to all matters not governed by the laws of the respective jurisdictions in which they are qualified to practice, and may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of the Trust, PrimeWest Energy, the Manager, the Auditors and public officials, and that the opinions of counsel may be subject to usual qualifications as to equitable remedies, creditors' rights laws and public policy considerations.

9.       DISTRIBUTION OF OFFERED UNITS

9.1 The Underwriters shall offer the Offered Units for sale to the public, directly and through other investment dealers and brokers (the Underwriters, together with such other investment dealers and brokers, are referred to herein as the "Selling Firms") to the public in the Provinces, upon the terms and conditions set forth in the Prospectus and this Agreement only in compliance with applicable Securities Laws. The Underwriters will not solicit offers to purchase or sell the Offered Units so as to require registration of the Offered Units or filing of a prospectus, registration statement or other notice or document with respect to the distribution of the Offered Units under the laws of any jurisdiction other than the Provinces, and will require each Selling Firm to agree with the Underwriters not to so solicit or sell. For purposes of this section 9, the Underwriters shall be entitled to assume that the Offered Units are qualified for distribution in any Province where a receipt or similar document for the Prospectus has been obtained from the applicable Securities Commission (including pursuant to the decision documents issued by the ASC under the Mutual Reliance Review System) following the filing of the Prospectus unless the Underwriters receive notice to the contrary from the Trust or the applicable Securities Commission. The Underwriters shall use all reasonable efforts to complete and to cause any Selling Firms to complete the distribution of the Offered Units as soon as possible after the Closing Time.

9.2 The Underwriters shall be entitled to offer the Offered Units to certain purchasers in the United States in accordance with the terms set out in Schedule "A" hereto, which terms, and the representations, warranties and covenants set out in such Schedule shall be deemed to be incorporated by reference into this agreement.

9.3 Notwithstanding the foregoing provisions of this section 9, no Underwriter shall be liable to the Trust, the Manager or PrimeWest Energy under this section 9 as a result of the violation by another Underwriter or Selling Firm under this section 9 if the former Underwriter is not also in default.

10.      INDEMNIFICATION BY THE TRUST, THE MANAGER AND PRIMEWEST ENERGY

10.1 Each of the Trust, the Manager and PrimeWest Energy (collectively the "Indemnitors") hereby covenants and agrees to indemnify and save harmless each of the Underwriters and each of their respective directors, officers, employees, shareholders and agents (collectively, the "Indemnified Parties") from and against all liabilities, claims, losses (other than loss of profits in connection with the resale of the Offered Units), costs (including without limitation reasonable legal fees and disbursements on a full indemnity basis), fines, penalties, damages and expenses (including for greater certainty all such liabilities, claims, losses, costs, fines, penalties, damages or expenses suffered by or made against any Underwriter or its directors, officers, employees, agents or controlling persons by any person who may attract or be subject to liability as an underwriter) to which any Indemnified Party may be subject or may suffer or incur, whether under the provisions of any statute or otherwise, in any way caused by or arising directly or indirectly by reason, or in consequence, of:

         (a) any breach of or default under any representation, warranty or covenant or agreement of the Trust, the Manager or PrimeWest Energy in this Agreement or any other document to be delivered pursuant hereto;

         (b) any information or statement that does not constitute Underwriters' Information contained in the Preliminary Prospectus, the Prospectus, any Prospectus Amendment or in any other material or document filed under any Securities Laws or delivered by or on behalf of the Indemnitors or any of them thereunder or pursuant to this Agreement which at the time and in the light of the circumstances under which it was made contains or is alleged to contain a misrepresentation or to be or be alleged to be untrue;

         (c) any omission or alleged omission to state in the Preliminary Prospectus, the Prospectus, any Prospectus Amendment or in any other material or document filed under any Securities Laws or delivered by or on behalf of the Indemnitors or any of them thereunder or pursuant to this Agreement, any fact or information other than Underwriters' Information, whether material or not, required to be stated therein or necessary to make any statement therein not misleading in light of the circumstances under which it was made;

         (d) any order made or any inquiry, investigation or proceeding commenced or threatened by any court, governmental agency or body or regulatory authority, arbitrator, administrative tribunal or stock exchange based upon any actual or alleged untrue statement, omission or misrepresentation (not relating solely to Underwriters' Information) in the Preliminary Prospectus, the Prospectus, any Prospectus Amendment or in any other material or document filed or delivered by the Indemnitors or any of them under any Securities Laws or pursuant to this

                  Agreement (except any material or document delivered or filed solely by the Underwriters) or based upon any failure by any of the Indemnitors to comply with Securities Laws (other than any failure or alleged failure to comply solely by the Underwriters) which prevents or restricts the trading in or the sale or distribution of the Offered Units or any of them in any of the Provinces; or

         (e) the non-compliance or alleged non-compliance by any of the Indemnitors with any requirements of the Securities Laws, or the by-laws, rules and regulations of the Exchange, including the Trust's non-compliance with any requirement to make any document available for inspection;

         however, no party who has engaged in any fraud, willful misconduct, fraudulent misrepresentation or negligence shall be entitled, to the extent that the liabilities, claims, losses, costs, damages or expenses were caused by such activity, to claim indemnification from any person who has not engaged in such fraud, willful misconduct, fraudulent misrepresentation or negligence.

10.2 If any matter or thing contemplated by this section 10 (any such matter or thing being hereinafter referred to as a "Claim") is asserted against any of the Indemnified Parties, or if any potential Claim contemplated by this section 10 shall come to the knowledge of any Indemnified Party, the Indemnified Party concerned shall notify the Manager as soon as possible of the nature of such Claim (provided that any failure to so notify shall not affect the Indemnitors' liability under this section 10 except to the extent that such failure prejudices the Indemnitor's ability to defend such Claim) and the Indemnitors shall, subject as hereinafter provided, be entitled (but not required) at their expense to assume the defence of any suit brought to enforce such Claim; provided, however, that the defence shall be conducted through legal counsel acceptable to the Indemnified Party, acting reasonably, and that no admission of liability or settlement of any such Claim may be made by the Indemnitors or the Indemnified Party without, in each case, the prior written consent of all the affected parties hereto, such consent not to be unreasonably withheld.

10.3 In respect of any such Claim, an Indemnified Party shall have the right to retain separate or additional counsel to act on his or her or its behalf and participate in the defence thereof, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless: (i) neither the Trust, the Manager nor PrimeWest Energy assumes the defence of such suit on behalf of the Indemnified Party within 10 Business Days of the Manager receiving notice of such Claim; (ii) the Indemnitors and the Indemnified Party shall have mutually agreed to the retention of the other counsel; or (iii) the named parties to any such Claim (including any added third or impleaded party) include both the Indemnified Party, on the one hand, and any of the Indemnitors, on the other hand, and the Indemnified Party shall have been advised by its counsel that representation of both parties by the same counsel would be inappropriate due to the actual or potential differing interests between them (in which case the Trust shall not have the right to assume that defence of such Claim but shall be liable to pay the reasonable fees and expenses of counsel for the Indemnified Party).

10.4 If any legal proceedings shall be instituted against any of the Indemnitors or if any regulatory authority or stock exchange shall carry out an investigation of any of the Indemnitors and, in either case, any Indemnified Party is required to testify, or respond to procedures designed to discover information, in connection with or by reason of the services performed by the Underwriters hereunder, the Indemnified Parties may employ their own legal counsel and the Indemnitors shall pay and reimburse the Indemnified Parties for the reasonable fees, charges and disbursements (on a full indemnity basis) of such legal counsel, the other expenses reasonably incurred by the Indemnified Parties in connection with such proceedings or investigation and a fee at the normal per diem rate for any director, officer or employee of the Underwriters involved in the preparation for or attendance at such proceedings or investigation.

10.5 With respect to any of their respective related Indemnified Parties who are not parties to this Agreement, the Underwriters shall obtain and hold the rights and benefits of this section 10 and section 11 in trust for and on behalf of such Indemnified Parties and the Underwriters agree to accept such trust and to hold the benefit of and enforce performance of such covenants on behalf of such persons.

10.6 The rights of indemnity contained in this section 10 in respect of a Claim based on a misrepresentation or omission or alleged misrepresentation or omission in a Prospectus shall not apply if the Trust has complied with section 3 and the person asserting such Claim was not provided with a copy of the Prospectus Amendment which corrects such misrepresentation or omission or alleged misrepresentation or omission, if such claim would have no basis had such delivery been made.

10.7 The rights and remedies of the Underwriters set forth in sections 10, 11 and 15 are to the fullest extent possible in law cumulative and not alternative and the election by any Underwriter to exercise any such right or remedy shall not be, and shall not be deemed to be, a waiver of any of the other of such rights and remedies.

11.      CONTRIBUTION

11.1 In order to provide for just and equitable contribution in circumstances in which the indemnities provided in section 10 would otherwise be available in accordance with its terms but are, for any reason, held to be unavailable to or unenforceable by the Underwriters or enforceable otherwise than in accordance with its terms, the Indemnitors shall contribute to the aggregate of all liabilities, claims, losses (other than loss of profits in connection with the resale of the Offered Units), costs (including without limitation reasonable legal fees and disbursements on a full indemnity basis), fines, penalties, damages or expenses of the nature contemplated in section 10 and suffered or incurred by the Indemnified Parties in such proportions so that the Underwriters are responsible for the proportion represented by the percentage that the Underwriters' Fee payable by the Trust to the Underwriters bears to the aggregate offering price of the Offered Units on the face page of the Prospectus and the Indemnitors are responsible for the balance, whether or not they have been sued together or sued separately. The Underwriters shall not in any event be liable to contribute, in the aggregate, to the Indemnitors any amounts in excess of such aggregate fee or any portion thereof actually received. However, no party who has engaged in any fraud, fraudulent misrepresentation or negligence shall be entitled, to the extent that the liabilities, claims, losses, costs, damages or expenses were caused by such activity, to claim contribution from any person who has not engaged in such fraud, fraudulent misrepresentation or negligence.

11.2 The rights to contribution provided in this section 11 shall be in addition to and not in derogation of any other right to contribution which the Underwriters may have by statute or otherwise at law; and shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of any Underwriter; (ii) acceptance of any Offered Units and payment thereof; or (iii) any termination of this Agreement.

11.3 In the event that any Indemnitor may be held to be entitled to contribution from the Underwriters pursuant to section 11.1 or under the provisions of any statute or at law, the Indemnitors shall be limited to receiving contribution in an aggregate amount not exceeding the lesser of:

         (a) the portion of the full amount of the loss or liability giving rise to such contribution for which the Underwriters are responsible, as determined in section 11.1; and

         (b) the amount of the aggregate fee actually received by the Underwriters hereunder minus any amount paid or payable by the Underwriters by way of contribution to any other person hereunder or under any other agreement relating to the offering of Offered Units.

11.4 If an Indemnified Party has reason to believe that a claim for contribution may arise, it shall give the Manager notice thereof in writing as soon as reasonably possible, but failure to notify the Manager shall not relieve the Indemnitors of any obligation they may have to the Underwriters under this section 11 except to the extent that such failure prejudices the ability of the Indemnitors to defend such claim.

11.5 Each Indemnitor hereby irrevocably waives its right, whether by statute, common law or otherwise, to recover contribution from any Indemnified Party with respect to any liability of the Trust, the Manager or PrimeWest Energy by reason of or arising from any misrepresentation contained in the Prospectus or any Prospectus Amendment, provided however that such waiver shall not apply in respect of liability caused or incurred by reason of or arising from any misrepresentation which is based upon or results from Underwriters' Information contained in such document.

12.      EXPENSES

12.1 The Trust will be responsible for all of the costs in connection with the proposed public offering, including the fees and expenses of counsel to PrimeWest Energy, the Manager and the Trust (including fees and expenses incurred by such counsel in connection with discussions with and opinions to the Underwriters and their counsel as part of the Underwriters' due diligence investigations), auditors, transfer agents and outside consultants, filing fees, the costs and expenses of qualifying the Prospectus in each of the provinces of Canada, translation, and the cost of preparing record books for all of the parties to this Agreement and their respective counsel.

12.2 If the public offering of the Offered Units is not completed in accordance with the terms hereof, other than by reason of a default of the Underwriters (it being recognized that a default by any of the Underwriters shall not affect the entitlement of the other non-defaulting

Underwriters to reimbursement), the Trust shall be responsible for the reasonable fees and expenses of counsel to the Underwriters and the reasonable out-of-pocket expenses incurred by the Underwriters, including their reasonable expenses related to due diligence investigations, information meetings and travel (collectively, the "Underwriters' Expenses").

12.3 If the public offering of the Offered Units is completed, the Underwriters shall be responsible for the Underwriters' Expenses.

12.4 If the Underwriters are entitled to reimbursement for Underwriters' Expenses hereunder, the Trust shall reimburse the Underwriters upon presentation of reasonable evidence of the Underwriters' Expenses; the Underwriters shall present reasonable evidence of the Underwriters' Expenses to the Trust as soon as is practicable following the termination of the public offering and the Trust shall reimburse Scotia Capital Inc., on behalf of the Underwriters, therefor, in accordance with section 12.2 above, within 30 days of receipt of reasonable evidence of the Underwriters' Expenses.

13.      COVENANTS OF THE UNDERWRITERS

13.1 Scotia Capital Inc., on behalf of the Underwriters, shall: (a) give prompt notice to the Trust when, in the opinion of the Underwriters, distribution of the Offered Units has ceased; (b) within 30 days of the completion of the distribution of the Offered Units, provide to the Trust a breakdown of the number of Offered Units sold in each jurisdiction where such information is required for the purpose of calculating filing fees payable; and
(c) forthwith after distribution of the Offered Units has been completed, notify promptly each Securities Commission, where required, of the number of Offered Units sold in the relevant Province.

14.      NATURE AND SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
         INDEMNITY

14.1 All representations, warranties, covenants, obligations and agreements of each of the Trust, the Manager and PrimeWest Energy herein contained or contained in documents submitted or delivered pursuant to this Agreement shall survive the purchase by the Underwriters of the Offered Units and shall continue in full force and effect unaffected by any subsequent disposition by the Underwriters of the Offered Units or any of them and regardless of any examination or investigation which the Underwriters may carry out or which may be carried out on their behalf.

15.      TERMINATION RIGHTS

15.1 The obligation of the Underwriters to purchase the Offered Units shall be subject to the accuracy, in all material respects, as of the Closing Time of the representations and warranties of each of the Trust, the Manager and PrimeWest Energy contained herein or in any certificate or document delivered pursuant to or contemplated by this Agreement and the due fulfilment and compliance by each of the Trust, the Manager and PrimeWest Energy of and with its covenants herein contained.

15.2 All representations, warranties, terms and conditions of this Agreement, other than those which expressly provide for an obligation of the Underwriters shall be construed as conditions inserted for the benefit of the Underwriters. Any material breach of, default under or non-compliance with any such representation, warranty, term or condition by the Trust, the Manager or PrimeWest Energy, as applicable, shall entitle any of the Underwriters, without limitation of any other remedies of the Underwriters, to terminate such Underwriter's obligation to purchase the Offered Units by giving written notice to that effect to the Trust and the Manager at or prior to the Closing Time. The Underwriters may waive, in whole or in part, or extend the time for compliance with, any such representation, warranty, term or condition without prejudice to the rights of the Underwriters in respect of any other such representation, warranty, term or condition or any other or subsequent breach, default or non-compliance with that or any other representation, warranty, term or condition, provided that to be binding on the Underwriters any such waiver or extension must be in writing. No act of the Underwriters in offering the Offered Units or in preparing or joining in the execution of the Prospectus or any Prospectus Amendment shall constitute a waiver of or estoppel against the Underwriters.

15.3 In addition to any other remedies which may be available to the Underwriters, any Underwriter shall be entitled, at the Underwriter's option, to terminate and cancel, without any liability on the Underwriter's part, the Underwriter's obligations under this Agreement:

         (a) if, during the period from the date of this Agreement to the Closing Time, any inquiry, investigation or other proceeding (whether formal or informal) is commenced, threatened or announced or any order or ruling is issued (and has not been rescinded, revoked or withdrawn) under or pursuant to any statute of Canada or any of the Provinces or by any official of any stock exchange or by any other regulatory authority having jurisdiction over a material portion of the business and affairs of the Trust (on a consolidated basis), or otherwise, which in the reasonable opinion of the Underwriter may prevent or operate to prevent or restrict the distribution of, or trading in, the Offered Units or the trading in any other securities of the Trust;

         (b) if, during the period from the date of this Agreement to the Closing Time, there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law or regulation which, in the Underwriter's reasonable opinion, seriously adversely affects, or will seriously adversely affect, the financial markets or the business, operations or affairs of the Trust or PrimeWest Energy or PrimeWest Energy's subsidiaries (on a consolidated basis) or the ability of the Manager to manage the affairs of the Trust and PrimeWest Energy;

         (c) if, during the period from the date of this Agreement to the Closing Time, there shall occur any event or change, or any development including a prospective event or change, financial or otherwise, in the business, financial condition, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Trust or the Manager or PrimeWest Energy or PrimeWest Energy's subsidiaries which, in the Underwriter's opinion, could reasonably be expected to have a significant adverse effect on the market price or value of the Offered Units; or

         (d) if, during the period from the date of this Agreement to the Closing Time, there is announced any change or proposed change in the income tax laws of Canada or the interpretation or administration thereof and such change would, in their or its opinion, acting reasonably, be expected to have a significant adverse effect on the market price or value of the Offered Units; or

         (e) if, during the period from the date of this Agreement to the Closing Time, the Underwriter shall become aware of any material adverse information or fact with respect to the Trust, PrimeWest Energy, PrimeWest Energy's subsidiaries or the Manager which had not been publicly disclosed prior to the date of this Agreement, which in the Underwriter's opinion, acting reasonably, may seriously adversely affect the value or market price of the Offered Units or the investment quality or marketability of the Offered Units.

Any such termination shall be effected by giving written notice to the Trust at any time prior to the Closing Time. In the event of a termination by any of the Underwriters pursuant to this section 15.3, there shall be no further liability on the part of the Underwriters or of the Trust to the Underwriters except in respect of any liability of the Trust to the Underwriters which may have arisen or may thereafter arise under section 10.

15.4 If an Underwriter elects to terminate its obligation to purchase the Offered Units as aforesaid, whether the reason for such termination is within or beyond the control of the Trust, the Manager or PrimeWest Energy, the liability of the Trust, the Manager and PrimeWest Energy hereunder shall be limited to the indemnity referred to in section 10, the contribution rights referred to in section 11 and the payment of expenses referred to in section 12.

15.5 The rights of termination contained in this section 15 may be exercised by any Underwriter acting alone and are in addition to any other rights or remedies the Underwriters or any of them may have in respect of any of the matters contemplated by this Agreement or otherwise. Any such termination shall not discharge or otherwise affect any obligation or liability of the Trust, the Manager or PrimeWest Energy provided herein or prejudice any other rights or remedies any party may have as a result of any breach, default or non-compliance by any other party. A notice of termination given by an Underwriter under this section 15 shall not be binding upon any other Underwriter. In the event that one or more but not all of the Underwriters shall exercise its rights of termination herein, then the provisions of section 16.2 shall apply.

15.6 The execution of any Prospectus Amendment in respect of any material change and the continued offering of the Offered Units, as the case may be, thereafter by the Underwriters shall not constitute a waiver of the Underwriters' rights under this section 15.

16.      OBLIGATIONS OF THE UNDERWRITERS

16.1 The obligations of the Underwriters to purchase at the Closing Time shall be several and not joint in that each Underwriter shall be obligated to purchase only the percentage of the Offered Units respectively set out opposite its name below:

             Scotia Capital Inc.                      32.00%
             TD Securities Inc.                       32.00%
             BMO Nesbitt Burns Inc.                   11.25%
             Merrill Lynch Canada Inc.                11.25%
             RBC Dominion Securities Inc.             11.25%
             Yorkton Securities Inc.                   2.25%
                                                      ------
                                                      100.0%
                                                      ======

16.2 If one or more of the Underwriters fails to purchase at the Closing Time its applicable percentage of the total number of Offered Units, the remaining Underwriters shall have the right, exercisable at their option, to purchase on a PRO RATA basis (or on such other basis as may be agreed to by the remaining Underwriters) all, but not less than all, of the Offered Units which would otherwise have been purchased by the defaulting Underwriter or Underwriters. In the event that such right is not exercised, the Underwriter or Underwriters which are able and willing to purchase shall be relieved of all obligations to the Trust on submission to the Trust of reasonable evidence of its or their ability and willingness to fulfill its or their obligations hereunder at the Closing Time.

16.3 Nothing in this section 16 shall obligate the Trust to sell to one or any of the Underwriters less than all of the Offered Units or shall relieve any Underwriter in default from liability to the Trust, the Manager or PrimeWest Energy or to any non-defaulting Underwriter in respect of its default hereunder. In the event of a termination by the Trust, the Manager or PrimeWest Energy of their obligations under this Agreement, there shall be no further liability on the part of the Trust, the Manager or PrimeWest Energy to the Underwriters except in respect of any liability which may have arisen or may thereafter arise under sections 10, 11 and 12.

17.      NOTICES

17.1 Any notice or other communication required or permitted to be given hereunder shall be delivered in the case of the Trust, the Manager or PrimeWest Energy to the Manager to Kent J. MacIntyre at 4700, 150 - 6th Avenue S.W., Calgary, Alberta, T2P 3Y7 (telecopier no. (403) 234-6670) and in the case of notice to the Underwriters, to Scotia Capital Inc. at 1800, 700 - 2nd Street S.W., Calgary, Alberta, T2P 2W1, Attention: Eric McFadden (telecopier no. (403) 298-4099) and to TD Securities Inc. at 800, 324 - 8th Avenue S.W., Calgary, Alberta, T2P 2Z2 Attention: Lee A. Pettigrew (telecopier no. (403) 292-2776). The Trust, the Manager, PrimeWest Energy and the Underwriters and each of them may change their respective addresses for notices by notice given in the manner aforesaid. Any such notice or other communication shall be in writing, and unless delivered to a responsible officer of the addressee, shall be given by courier service or by facsimile transmission, and shall be deemed to have been received, if given by facsimile transmission, on the day of sending (if such day is a Business Day and, if not, on the next Business Day following the sending thereof) and, if given by courier service, on the next Business Day following the sending thereof.

18.      SCOTIA CAPITAL INC.

18.1 The Trust, the Manager and PrimeWest Energy shall be entitled to and shall act on any notice or other communication given by or on behalf of the Underwriters by Scotia Capital Inc.

which shall represent the Underwriters and which has the authority to bind the Underwriters except in respect of a notice of termination given pursuant to section 15, which notice may be given by any Underwriter, or an agreement of settlement given under section 10 which may be given only by the Underwriter affected thereby. Each Underwriter shall consult fully with any other with respect to any such notice or other communication. Acceptance of this offer by the Trust, the Manager and PrimeWest Energy shall constitute their respective authority for accepting notification of any such matters from Scotia Capital Inc.

19.      FURTHER OFFERINGS

19.1 The Trust shall not, without the prior written consent of the Scotia Capital Inc., on behalf of the Underwriters, create, authorize, issue or sell or announce its intention to so create, authorize, issue or sell any Trust Units, rights to purchase such Trust Units or any securities convertible into or exercisable or exchangeable for such Trust Units, or agree to any of the foregoing, prior to 90 days after the Closing Date, except for (i) quarterly incentive payments payable to the Manager under the Management Agreement which are payable in Trust Units, (ii) unit appreciation rights granted under the Trust's Trust Unit Incentive Plan and Trust Units issued pursuant to the exercise of such rights, (iii) Trust Units issued under the Trust's Distribution Reinvestment Plan, (iv) Trust Units issued pursuant to the exchange of Exchangeable Shares of PrimeWest Resources Ltd. which were issued in connection with the acquisition of Venator, and (v) Trust Units issued pursuant to the exchange of Exchangeable Shares of PrimeWest Oil and Gas Corp. which were issued in connection with the acquisition of Cypress.

20.      OPTION CLOSING

20.1 The Option Units, to the extent any are to be issued to the Underwriters hereunder, shall be issued on the 3rd Business Day following receipt of the notice by Scotia Capital Inc. exercising the Option on behalf of the Underwriters at such time as the parties hereto may agree (the "Option Closing Time") and with the exception of the substitution of the "Option Closing Time" for the "Closing Time" the remainder of the terms and conditions of Sections 7.1 and 8.1 of this agreement shall apply to the issuance of the Option Units MUTATIS MUTANDIS.

21.      SEVERABILITY

21.1 If any provision hereof is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

22.      GOVERNING LAWS

22.1 This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein. Each of the parties irrevocably attorns to the jurisdiction of the courts of the Province of Alberta with respect to all matters arising out of this Agreement and the transactions contemplated herein.

23.      TIME OF THE ESSENCE

23.1     shall be of the essence hereof.

24.      CURRENCY

24.1 Unless otherwise indicated, all references herein to currency shall be to the lawful money of Canada.

25.      PARTIES TO ACT REASONABLY

25.1 In exercising rights or making decisions under the agreement, all parties shall act in a commercially reasonable manner consistent with practice in the Canadian securities industry.

26.      ENTIRE AGREEMENT

26.1 It is understood and agreed that the terms and conditions of this Agreement supersede any previous verbal or written agreements with respect to the subject matter hereof.

27.      COUNTERPARTS

27.1 This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts, taken together, shall constitute one and the same instrument.

28.      CONTRACTS OF THE TRUST

28.1 The parties hereto acknowledge that the obligations of the Trust hereunder shall not be personally binding upon the Trustee or any of the Unitholders and that any recourse against the Trust, the Trustee or any Unitholder in any manner in respect of any indebtedness, obligation or liability of the Trust arising hereunder or arising in connection herewith or from the matters to which this Agreement relates, if any, including without limitation claims based on negligence or otherwise tortious behaviour, shall be limited to, and satisfied only out of, the Trust Fund, as defined in the Declaration of Trust.

         If this letter accurately reflects the terms of the Agreement which we are to enter into and if such terms are agreed to by each of the Trust, the Manager and PrimeWest Energy, please signify acceptance by executing a copy of this letter where indicated below and returning it to Scotia Capital Inc.

Yours very truly,

SCOTIA CAPITAL INC.                                                   TED SECURITIES INC.

By: /s/ Eric McFadden                                                 By: /s/ Lee A. Pettigrew



BMO NESBITT BURNS INC.               MERRILL LYNCH CANADA INC.        RBC DOMINION SECURITIES INC.

By: /s/ Shane C. Fildes              By: /s/ Drew M. Ross             By: /s/ Ian G. Wild



                                     YORKTON SECURITIES INC.

                                     By: /s/ Daniel J. Cristall


         The foregoing agreement is hereby accepted and agreed to as of the date first above written.

PRIMEWEST MANAGEMENT INC.                  PRIMEWEST ENERGY TRUST
                                           BY ITS ATTORNEY PRIMEWEST ENERGY INC.

By: /s/ Kent J. MacIntyre                  By: /s/ Kent J. MacIntyre



PRIMEWEST ENERGY INC.

By: /s/ Kent J. MacIntyre

                                  SCHEDULE "A"

                            TERMS AND CONDITIONS FOR
                         UNITED STATES OFFERS AND SALES


         THIS IS SCHEDULE "A" TO THE UNDERWRITING AGREEMENT AMONG PRIMEWEST ENERGY TRUST, PRIMEWEST ENERGY INC., PRIMEWEST MANAGEMENT INC., SCOTIA CAPITAL INC., TD SECURITIES INC., BMO NESBITT BURNS INC., MERRILL LYNCH CANADA INC., RBC DOMINION SECURITIES INC. AND YORKTON SECURITIES INC. MADE AS OF JUNE 4, 2001.

         As used in this Schedule A, capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the underwriting agreement to which this Schedule is annexed and the following terms shall have the meanings indicated:

         (a) "Directed Selling Efforts" means directed selling efforts as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Offered Units and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Offered Units;

         (b) "Qualified Institutional Buyer" means a qualified institutional buyer as that term is defined in Rule 144A;

         (c) "Regulation D" means Regulation D adopted by the SEC under the U.S. Securities Act;

         (d) "Regulation S" means Regulation S adopted by the SEC under the U.S. Securities Act;

         (e) "Rule 144A" means Rule 144A adopted by the SEC under the U.S. Securities Act;

         (f)      "SEC" means the United States Securities and Exchange
                  Commission;

         (g) "Substantial U.S. Market Interest" means substantial U.S. market interest as that term is defined in Regulation S;

         (h) "U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

         (i) "U.S. Person" means a U.S. person as that term is defined in Regulation S;

         (j) "U.S. Securities Act" means the United States Securities Act of 1933, as amended; and

         (k) "United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

All other capitalized terms used but not otherwise defined in this Schedule A shall have the meanings assigned to them in the Agreement to which the Schedule A is attached.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE UNDERWRITERS

         Each Underwriter acknowledges that the Offered Units have not been and will not be registered under the U.S. Securities Act and may be offered and sold only in transactions exempt from or not subject to the registration requirements of the U.S. Securities Act. Accordingly, neither the Underwriter nor any of its affiliates, nor any person acting on their behalf, has made or will make any Directed Selling Efforts in the United States with respect to the Offered Units.

         Each Underwriter represents and agrees to and with the Trust that:

1. It acknowledges that the Offered Units have not been and will not be registered under the U.S. Securities Act and may not be offered or sold within the United States except pursuant to an exemption from the registration requirements of the U.S. Securities Act. It has not offered and sold, and will not offer and sell, any Offered Units forming part of its allotment except (a) in an offshore transaction in accordance with Rule 903 of Regulation S or (b) in the United States in accordance with Rule 144A as provided in paragraphs 3 through 8 below.

2. It has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Units, except with its affiliates, any selling group members or with the prior written consent of the Trust. It shall require each selling group member to agree, for the benefit of the Trust, to comply with, and shall use its best efforts to ensure that each selling group member complies with, the same provisions of this Schedule as apply to such Underwriter as if such provisions applied to such selling group member.

3. All offers and sales of Offered Units in the United States shall be made through the Underwriter's U.S. registered broker-dealer affiliate in compliance with all applicable U.S. broker-dealer requirements. Such broker-dealer affiliate is a Qualified Institutional Buyer.

4. Offers and sales of Offered Units in the United States by the Underwriter or its U.S. registered broker-dealer affiliate shall not be made by any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act.

5. Offers to sell and solicitations of offers to buy the Offered Units shall be made in accordance with Rule 144A only to persons reasonably believed to be Qualified Institutional Buyers and in compliance with applicable state securities laws of the United States. Offers to sell and solicitations of offers to buy the Offered Units by the Underwriter or its U.S. registered broker-dealer affiliate shall also be made only to persons that in purchasing such Offered Units will be deemed to have represented and agreed as provided in paragraphs 7(A) through (G) below (to the extent such representations are applicable to the purchaser concerned).

6. All purchasers of the Offered Units in the United States shall be informed by the Underwriter or its U.S. registered broker-dealer affiliate that the Offered Units have not been and will not be registered under the U.S. Securities Act and are being offered and sold to such purchasers in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Rule 144A thereunder.

7. Each offeree in the United States has been or shall be provided by the Underwriter through its U.S. registered broker-dealer affiliate, with a U.S. placement memorandum (the "U.S. Memorandum") including the Preliminary Prospectus and/or the Prospectus, as applicable, and each purchaser will have received at or prior to the time of purchase of any Offered Units the U.S. Memorandum including the Prospectus. The U.S. Memorandum shall set forth the following:

                  "The Trust Units have not been and will not be registered under any United States Federal or State securities law and may not be offered and sold in the United States, except that Trust Units may be offered and sold to Qualified Institutional Buyers under the 1933 Act (as defined in Rule 144A) in reliance on the exemption from such registration provided by Rule 144A thereunder. Each purchaser of Trust Units is hereby notified that the offer and sale of Trust Units to it is being made in reliance upon the exemption from the registration requirements of the 1933 Act provided by Rule 144A thereunder.

                  "Each U.S. purchaser will, by its purchase of such Trust Units, be deemed to have represented, warranted and agreed for the benefit of the Trust, the Underwriters and the U.S. Affiliates as follows:

         (A) it is aware that the Trust Units have not been and will not be registered under the 1933 Act or the securities laws of any state of the United States, and that the offer and sale of Trust Units to it are being made in reliance on Rule 144A;

         (B) it is a Qualified Institutional Buyer and is acquiring the Trust Units for its own account or for the account of a Qualified Institutional Buyer with respect to which it exercises sole investment discretion and not with a view to any resale, distribution or other disposition of the Trust Units in violation of United States federal or state securities laws;

         (C) it acknowledges that it has not purchased the Trust Units as a result of any general solicitation or general advertising (as such terms are defined in Regulation D), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

         (D) it understands that if it decides to offer, sell or otherwise transfer any of the Trust Units, such Trust Units may be offered, sold or otherwise transferred only, (i) to the Trust, (ii) outside the United States in accordance with Rule 904 of Regulation S under the 1933 Act and in compliance with local laws and regulations, (iii) within the United States in accordance with (A) Rule 144A to a person the seller reasonably believes is a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (B) the exemption from registration under the 1933 Act provided by Rule 144 thereunder, if available, and in compliance with any applicable state securities laws of the United States, or (iv) transaction that does not require registration under the 1933 Act or any applicable state securities laws, after it has furnished to the Trust an opinion of counsel of recognized standing or other evidence reasonably satisfactory to the Trust to that effect;

         (E) it understands and acknowledges that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the 1933 Act or applicable state securities laws, certificates representing the Trust Units, and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE TRUST THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY
                  (A) TO THE TRUST, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS OR (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE SECURITIES ACT OR (2) RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, OR (IV) TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AFTER IT HAS FURNISHED TO THE TRUST AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE TRUST TO THAT EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. PROVIDED THAT THE TRUST IS A "FOREIGN ISSUER" WITHIN THE MEANING OF REGULATION S AT THE TIME OF SALE, A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY" MAY BE OBTAINED FROM COMPUTERSHARE TRUST COMPANY OF CANADA UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO COMPUTERSHARE TRUST COMPANY OF CANADA AND THE TRUST, TO THE EFFECT THAT THE SALE OF THE

                  SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.";

                  PROVIDED, that if Trust Units are being sold under paragraph
                  (d)(ii) above, and provided that the Trust is a "foreign issuer" within the meaning of Regulation S at the time of sale, the legend may be removed by providing a declaration to The Trust Company of Bank of Montreal as registrar and transfer agent, as set forth in Exhibit A hereto (or as the Trust may prescribe from time to time); and PROVIDED, FURTHER, that, if any such securities are being sold under paragraph
                  (d)(iii)(B) above, the legend may be removed by delivery to The Trust Company of Bank of Montreal of an opinion of counsel, of recognized standing reasonably satisfactory to the Trust, that such legend is no longer required under applicable requirements of the 1933 Act or state securities laws; and

         (F) it consents to the Trust making a notation on its records or giving instructions to any transfer agent of the Trust Units in order to implement the restrictions on transfer set forth and described herein.

         (G) it understands and acknowledges that it is making the representations and warranties and agreements contained herein with the intend that they may be relied upon by the Trust and the Underwriters in determining its eligibility or (if applicable) the eligibility of others on whose behalf it is contracting to purchase the Offered Units."

                  The Exhibit A referred to in this Section 7 is set forth as Exhibit A to this Schedule.

8. Any offer, sale or solicitation of an offer to buy Offered Units that has been made or will be made in the United States was or will be made only to Qualified Institutional Buyers in transactions that are exempt from registration under applicable state securities laws.

9. At closing, the Co-lead Underwriters, together with their U.S. affiliates selling Offered Units in the United States, will provide a certificate, substantially in the form of Exhibit B to this Schedule relating to the manner of the offer and sale of the Offered Units in the United States.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE TRUST

         The Trust represents, warrants, covenants and agrees that:

1. (a) The Trust is a "foreign issuer" within the meaning of Regulation S and reasonably believes that there is no Substantial U.S. Market Interest in the Offered Units; (b) the Trust is not now and as a result of the sale of Offered Units contemplated hereby will not be, an "investment company" as defined in the United States Investment Company Act of 1940, as amended; (c) none of the Trust, any of its affiliates, or any person acting on their behalf has made or will make any Directed Selling Efforts in the United States, or has engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of the Offered Units in the United States; and (d) the Offered Units are not, and as of the Time of Closing will not be, and no securities of the same class as the Offered Units are or will be, (i) listed on a national securities exchange in the United States registered under Section 6 of the U.S. Exchange Act, (ii) quoted in an "automated inter-dealer quotation system", as such term is used in the U.S. Exchange Act, or (iii) convertible or exchangeable at an effective conversion premium (calculated as specified in paragraph (a)(6) of Rule 144A) of less than ten percent for securities so listed or quoted.

2. For so long as any of the Offered Units are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the U.S. Securities Act, and if the Trust is not subject to and in compliance with the reporting requirements of Section 13 or Section 15(d) of the U.S. Exchange Act or exempt from such reporting requirements pursuant to Rule 12g3-2(b) thereunder, the Trust will provide to any holder of such Offered Units, or to any prospective purchaser of such Offered Units designated by such holder, upon the request of such holder or prospective purchaser, at or prior to the time of resale, the information required to be provided by Rule 144A(d)(4).

                                    EXHIBIT A

                    FORM OF DECLARATION FOR REMOVAL OF LEGEND


TO:               The Trust Company of Bank of Montreal
                  as registrar and transfer agent
                  for Trust Units of
                  PrimeWest Energy Trust
                  Toronto, Ontario


         The undersigned (a) acknowledges that the sale of the securities of PrimeWest Energy Trust (the "Trust") to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "1933 Act") and (b) certifies that (1) it is not an affiliate of the Trust (as defined in Rule 405 under the 1933 Act), (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (B) the transaction was executed on or through the facilities of The Toronto Stock Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the 1933 Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of the 1933 Act with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Terms used herein have the meanings given to them by Regulation S.


Dated:                                  By:
      --------------------------            ------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT B

                            UNDERWRITERS' CERTIFICATE


         In connection with the private placement in the United States of the Trust Units (the "Securities") of PrimeWest Energy Trust (the "Trust") pursuant to the Underwriting Agreement dated June 4, 2001 among the Trust, and the Underwriters named therein (the "Underwriting Agreement"), each of the undersigned does hereby certify as follows:

         (i) [o] is a duly registered broker or dealer with the United States Securities and Exchange Commission and is a member of and in good standing with the National Association of Securities Dealers, Inc. on the date hereof, and all offers and sales of the Securities in the United States will be affected by [o] in accordance with all U.S. broker-dealer requirements;

         (ii) each offeree was provided with a copy of the U.S. placement memorandum, including the Canadian final prospectus dated [o], 2001 and the documents incorporated by reference therein for the offering of the Securities in the United States, and no other written material has been used by us in connection with the offering of the Securities;

         (iii) immediately prior to our transmitting such U.S. placement memorandum to such offerees, we had reasonable grounds to believe and did believe that each offeree was a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "U.S. Securities Act")) and, on the date hereof, we continue to believe that each U.S. person purchasing Securities from us is a Qualified Institutional Buyer;

         (iv) no form of general solicitation or general advertising (as those terms are used in Regulation D under the U.S. Securities
                  Act) was used by us, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Securities in the United States; and

         (v) the offering of the Securities in the United States has been conducted by us in accordance with the terms of the Underwriting Agreement.

         Terms used in this certificate have the meanings given to them in the Underwriting Agreement unless otherwise defined herein.

Dated this _____ day of _______, 2001.


SCOTIA CAPITAL MARKETS                  [o]


By:                                     By:
   --------------------------              --------------------------------
    Name:                                   Name:
    Title:                                  Title:



TD SECURITIES INC.                      [o]


By:                                     By:
   --------------------------              --------------------------------
    Name:                                   Name:
    Title:                                  Title: